EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No 333-194571) and Forms S-8 (Nos. 333-134779, 333-89994, 333-87534, 333-81163, 333-80971, 333-118504, 333-168412, 333-188321, 333-211157, 333-239208, and 333-264856) of our report dated March 20, 2024, with respect to the consolidated financial statements of The Dixie Group, Inc., included in this Annual Report on Form 10-K for the year ended December 30, 2023.

/s/ FORVIS, LLP

Atlanta, GA
March 20, 2024